UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2021

XERIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38536	20-3352427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

180 N. LaSalle Street, Suite 1600

Chicago, Illinois 60601

(Address of principal executive offices, including zip code)

(844) 445-5704

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XERS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 24, 2021, Xeris Pharmaceuticals, Inc. (“Xeris”), issued an announcement (the “Rule 2.5 Announcement”) pursuant to Rule 2.5 of the Irish Takeover Panel Act 1997 (as amended), Takeover Rules, 2013, as amended (the “Irish Takeover Rules”) disclosing that the boards of directors of Xeris and Strongbridge Biopharma plc, an Irish public limited company (“Strongbridge”) (with the exception of Jeffrey W. Sherman, M.D., a director in common to both companies, who abstained from the voting), had reached agreement on the terms of a recommended acquisition of Strongbridge by Xeris (the “Acquisition”). In connection with the Acquisition, (i) Xeris, Strongbridge, Xeris Biopharma Holdings, Inc., a Delaware corporation (“Holdco”), and Wells MergerSub, Inc., a Delaware corporation (“MergerSub”), entered into a Transaction Agreement, dated as of May 24, 2021 (the “Transaction Agreement”) and (ii) Xeris and Strongbridge entered into an Expenses Reimbursement Agreement, dated as of May 24, 2021 (the “ERA”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Transaction Agreement.

Rule 2.5 Announcement

On May 24, 2021, Xeris issued the Rule 2.5 Announcement disclosing that the boards of directors of Xeris and Strongbridge had reached agreement on the terms of the Acquisition. The Acquisition will be effected by means of a scheme of arrangement (the “Scheme”) under Irish law pursuant to which Holdco will acquire all of the outstanding ordinary shares of Strongbridge (“Strongbridge Shares”) in exchange for (i) 0.7840 of a share of Holdco’s common stock (“Holdco Shares”) and cash in lieu of fractions of Holdco Shares due to a holder of Strongbridge Shares per Strongbridge Share and (ii) one (1) non-tradeable contingent value right (“CVR”), worth up to a maximum of $1.00 per Strongbridge Share settleable in cash or additional Holdco Shares, at Holdco’s sole election.

The Acquisition will be conditioned upon, among other things, the approval of the Scheme by the Strongbridge shareholders, the sanction of the Scheme by the Irish High Court (the “Court”) and the registration of the Court Order with the Registrar of Companies in Dublin, Ireland. The conditions to the Acquisition are set out in full in Appendix III to the Rule 2.5 Announcement (the “Conditions Appendix”). It is currently expected that, subject to the satisfaction or waiver of all relevant conditions, the Acquisition will be completed early in the fourth quarter of 2021.

Xeris reserves the right, subject to the terms of the Transaction Agreement, to elect to implement the Acquisition by way of a takeover offer (as such term is defined in the Irish Takeover Panel Act 1997 and the Irish Takeover Rules).

Transaction Agreement

On May 24, 2021, Xeris, Strongbridge, Holdco and MergerSub entered into the Transaction Agreement in connection with the proposed Acquisition. Under the terms of the Transaction Agreement, (i) Holdco will acquire Strongbridge by means of the Acquisition pursuant to the Scheme and (ii) MergerSub will merge with and into Xeris, with Xeris as the surviving corporation in the merger (the “Merger,” and the Merger together with the Acquisition, the “Transactions”). As a result of the Transactions, both Xeris and Strongbridge will become wholly owned subsidiaries of Holdco.

At the effective time of the Scheme (or otherwise as provided below), (a) Strongbridge Shareholders will be entitled to receive (i) 0.7840 of a share of a newly issued Holdco Share (the “Share Consideration”) and cash in lieu of fractions of Holdco Shares in exchange for each Strongbridge Share held by such Strongbridge Shareholders and (ii) one (1) non-tradeable contingent value right (“CVR”), worth up to a maximum of $1.00 per Strongbridge Share settleable in cash or additional Holdco Shares, at Holdco’s sole election (the “CVR Consideration” and, and together with the Scheme Consideration and any cash in lieu of Fractional Entitlements due to a Strongbridge Shareholder, the “Scheme Consideration”), (b) Strongbridge’s outstanding equity awards will be treated as set forth in the Transaction Agreement, such that (i) each Strongbridge Share Award will be vested and settled for Strongbridge Shares immediately prior to the effective time of the Scheme (or such earlier time as Strongbridge considers administratively practical), (ii) each Strongbridge Option shall become fully vested and exercisable immediately prior to the effective time of the Scheme, (iii) each unexercised Strongbridge Option will be assumed by Holdco and converted into an option to purchase Holdco Shares (each, a “Strongbridge Rollover Option”), with the exercise price per Holdco Share and the number of Holdco Shares underlying the Strongbridge Rollover Option adjusted to reflect the conversion from Strongbridge Shares into Holdco Shares, provided that each Strongbridge Rollover Option will continue to have, and be subject to, the same terms and conditions that applied to the corresponding Strongbridge Rollover Option (except for terms rendered inoperative by reason of the Acquisition or for immaterial administrative or ministerial changes that are not adverse to any holder other than in any de minimis respect), provided that the terms of each Strongbridge Rollover Option with an exercise price of $4.50 or less (prior to the adjustment described above) shall be amended to provide that it shall remain exercisable for a period of time following the effective time of the Scheme equal to the lesser of (A) the maximum remaining term of such corresponding Strongbridge Option and (B) the fourth anniversary of the effective date of the Merger, in each case regardless of whether the holder of such Strongbridge Rollover Option experiences a termination of employment or service on or following the effective time of the Scheme and (iv) Holdco shall issue to each holder of a Strongbridge Rollover Option one CVR with respect to each Strongbridge Share subject to the applicable Strongbridge Option, provided that in no event shall such holder be entitled to any payments with respect to such CVR unless the corresponding Strongbridge Option has been exercised on or prior to any such payment, and (d) Strongbridge’s outstanding warrants will be treated as follows: (i) each outstanding and unexercised Strongbridge Private Placement Warrant will be assumed by Holdco such that the applicable holders will have the right to subscribe for Holdco Shares, in accordance with certain terms of the Strongbridge Private Placement Warrant, (ii) each outstanding and unexercised Strongbridge Assumed Warrant will be assumed by Holdco such that, upon exercise, the applicable holders will have the right to have delivered to them the Reference Property (as such term is defined in the Strongbridge Assumed Warrants), in accordance with certain terms of the Strongbridge Assumed Warrants.

At the effective time of the Merger, (a) each share of Xeris common stock will be assumed by Holdco and converted into the right to receive one Holdco Share and any cash in lieu of Fractional Entitlements due to a Xeris Shareholder (the “Merger Consideration”) and (b) each Xeris option, stock appreciation right, restricted share award and other Xeris share based award that is outstanding will be assumed by Holdco and converted into an equivalent equity award of Holdco, which award will be subject to the same number of shares and the same terms and conditions as were applicable to the Xeris award in respect of which it was issued. At the effective time of the Merger, Holdco shall assume each Strongbridge Share Plan, each Xeris Share Plan and the Xeris ESPP for the purposes of governing each Strongbridge Rollover Option, governing each assumed Xeris equity award and granting awards to the extent permitted by applicable law and NASDAQ regulations.

Conditions to the Transactions

The conditions to the implementation of the Transactions are set forth in Appendix III to the Rule 2.5 Announcement (the “Conditions Appendix”). Each party’s obligation to implement the Transactions is conditional upon, among other conditions:

•

the approval of the Scheme by a majority in number of the members of each class of Strongbridge Shareholders (including as may be directed by the High Court pursuant to section 450(5) of the Act) representing, at the Voting Record Time, at least seventy-five percent (75%) in value of the Strongbridge Shares of that class held by such Strongbridge Shareholders present and voting either in person or by proxy at the Court Meeting (or any adjournment or postponement thereof);

•	each of the Required EGM Resolutions being passed by the requisite majority of the Strongbridge Shareholders at the EGM (or any adjournment or postponement thereof);

•	the adoption of the Transaction Agreement by Xeris Shareholders holding a majority of the outstanding shares of Xeris common stock (the “Xeris Shareholder Approval”) having been obtained;

•	the sanction by the Court of the Scheme and registration of the Court Order with the Irish Registrar of Companies;

•

the termination or expiration of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other similar laws in other jurisdictions;

•

no Law, order, writ, decree, judgment, injunction, restraint or prohibition by any court of competent jurisdiction or antitrust order by any governmental authority which restrains, enjoins, makes illegal or otherwise prohibits consummation of the Acquisition or the Merger having been issued, made, enacted or entered and which is continuing to be in effect;

•

the Registration Statement on Form S-4 to be filed by Holdco in connection with the Transactions having become effective under the Securities Act of 1933 and not being the subject of any stop order or proceedings seeking any stop order;

•	the approval by NASDAQ for listing of the Holdco Shares to be issued in the Scheme;

•	the truth and accuracy of the other party’s representations and warranties in the Transaction Agreement, generally subject to a Material Adverse Effect standard; and

•	the performance by the other party of all of its obligations and compliance with all of its covenants under the Transaction Agreement in all material respects.

The effectiveness of the Merger is conditioned only upon the effectiveness of the Scheme and the Acquisition and the Xeris Shareholder Approval.

Holdco Board of Directors

Pursuant to the Transaction Agreement, effective as of the closing of the Transactions, the board of directors of Holdco will be comprised of eight (8) individuals, consisting of (i) the members of the Xeris Board immediately prior to the Effective Time, (ii) the Chief Executive Officer and member of the Strongbridge Board as of the date of the Transaction Agreement and (iii) one individual, who is a member of the Strongbridge Board as of the date of the Transaction Agreement, to be mutually agreed upon by Xeris and Strongbridge. In the event that, prior to the Effective Time, any designee of Strongbridge to the board of directors is unable to serve on the board of directors after the Effective Time, a replacement shall be mutually selected by Xeris and Strongbridge from the existing members of the Strongbridge Board.

Representations, Warranties and Covenants

The Transaction Agreement contains customary representations, warranties and covenants by Xeris and Strongbridge. Xeris and Strongbridge have agreed, among other things, subject to certain exceptions, not to (a) directly or indirectly solicit, initiate, or knowingly encourage any offer or alternative proposal for specified alternative transactions, (b) participate in discussions or negotiations regarding such an offer or proposal with, or furnish any nonpublic information regarding such an offer or proposal to, any person that has made or, to Xeris’ or Strongbridge’s knowledge, is considering making such an offer or proposal, (c) waive, terminate, modify, or fail to use its reasonable best efforts to enforce any standstill or similar obligation (subject to certain conditions), or (d) enter into any agreement with respect to an alternative proposal. In addition, certain covenants require each of the parties to use, subject to the terms and conditions of the Transaction Agreement, their reasonable best efforts to cause the Transactions to be consummated as promptly as practicable. Subject to certain exceptions, the Transaction Agreement also requires (i) Xeris to call and hold a shareholders meeting and requires the board of directors of Xeris to recommend approval of the Transaction Agreement and the Merger, and (ii) Strongbridge to call and hold a Court Meeting and an extraordinary general meeting and requires the board of directors of Strongbridge to recommend approval of the Transactions.

Termination

The Transaction Agreement may be terminated and the Acquisition and the other transactions contemplated thereby may be abandoned by mutual written consent of the parties. The Transaction Agreement also contains certain termination rights, including, among others, the right of either party to terminate if (a) the Scheme has not become effective by nine months after the date of the Transaction Agreement (the “End Date”), (b) the Xeris and/or Strongbridge shareholder approvals are not obtained, (c) the other party breaches its representations and covenants and such breach would result in the closing conditions not being satisfied, subject to a cure period, (d) the Court declines to sanction the Scheme, unless both parties agree to appeal the decision, (e) a Law enacted after the date of the Transaction Agreement makes the Acquisition illegal or that prohibits the consummation of the Acquisition or any court of competent jurisdiction or other Governmental Entity issued a final and nonappealable order, writ, decree, judgment, or injuction that permanently restrains or enjoins the Acquisition, (f) by Strongbridge, prior to receipt of the Xeris Shareholder Approval if (i) the Xeris Board shall have effected a Xeris Change of Recommendation or (ii) Xeris materially breaches the non-solicitation provision, or (g) by Xeris, prior to receipt of Strongbridge Shareholder Approval if (i) the Strongbridge Board shall have effected a Strongbridge Change of Recommendation or (ii) Strongbridge materially breaches the non-solicitation provision.

The Transaction Agreement also provides that Xeris must pay Strongbridge a termination fee in the amount equal to all documented, specific and quantifiable third party costs and expenses incurred by Strongbridge, or on its behalf, for the purposes of, in preparation for, or in connection with the Acquisition, including exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial and commercial due diligence and engaging advisers to assist in the process if the Transaction Agreement is terminated because (i) the Xeris Board shall have effected a Xeris Change of Recommendation or (ii) Xeris materially breaches the non-solicitation provision of the Transaction Agreement. The maximum amount payable by Xeris to Strongbridge is an amount equal to $1,950,000.

Expenses Reimbursement Agreement

In addition, on May 24, 2021, Xeris and Strongbridge entered into an Expenses Reimbursement Agreement (the “ERA”), the entry into which has been consented to by the Panel in respect of Strongbridge. Under the ERA, Strongbridge has agreed to pay to Xeris the documented, specific and quantifiable third-party costs and expenses incurred by Xeris in connection with the Acquisition upon the termination of the Transaction Agreement in certain specified circumstances. The maximum amount payable by Strongbridge to Xeris is an amount equal to 1% of the total value of the Share Consideration as ascribed by the terms of the Acquisition, being $1,950,000.

Contingent Value Rights Agreement

At or prior to Completion, Holdco and the Rights Agent (as defined therein) will enter into the Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs to be received by Strongbridge Shareholders. Each Strongbridge Shareholder will be entitled to one CVR for each Strongbridge Share that is owned by or has been issued to such Strongbridge Shareholder as of immediately prior to the Effective Time. Holdco shall issue to each holder of a Strongbridge Rollover Option one CVR with respect to each Strongbridge Share subject to the applicable Strongbridge Option, provided that in no event shall such holder be entitled to any payments with respect to such CVR unless the corresponding Strongbridge Option has been exercised on or prior to the applicable date for any such payment. The CVRs are not transferrable except under limited circumstances, will not be evidenced by certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Holdco or Xeris.

Each CVR represents the right to receive up to a maximum of $1.00, settleable in cash or additional Holdco Shares, at Holdco’s sole election, without interest and less any applicable withholding taxes, with each payment conditioned upon the achievement of certain Milestones as follows:

•

KEVEYIS Milestone: Holdco will be obligated to pay $0.25 per CVR, upon the earlier of the first listing of any patent in the U.S. Food & Drug Administration’s Orange Book for KEVEYIS® by the end of 2023 or the first achievement of at least $40 million in net sales of KEVEYIS® in 2023;

•	2023 RECORLEV Milestone: Holdco will be obligated to pay $0.25 per CVR, upon the first achievement of at least $40 million in net sales of RECORLEV® in 2023; and

•	2024 RECORLEV Milestone: Holdco will be obligated to pay $0.50 per CVR, upon the first achievement of at least $80 million in net sales of RECORLEV® in 2024.

There can be no assurance that the various Milestones set forth in the CVR Agreement will be achieved and that the resulting payments will be required of Holdco. The minimum payment on the CVR is zero and the maximum payment is $1.00 in cash or Holdco Shares per CVR.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, which is provided as Exhibit 8.1(e) to the Transaction Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K incorporated herein by reference.

Irrevocable Undertakings

Each independent Strongbridge Director, save for Marten Steen as he does not hold any direct interests in securities of Strongbridge, and each Strongbridge executive officer have given an irrevocable undertaking to Xeris and Holdco to vote in favour of each of the resolutions required to implement the Acquisition.

In addition, Xeris and Holdco have also received irrevocable undertakings to vote in favour of each of the resolutions from Caxton Alternative Management L.P. and HealthCap VI, L.P.

Irrevocable undertakings to vote in favour of each of the resolutions required to implement the Acquisition, therefore, have been received by Xeris and Holdco over, in aggregate, 11,201,989 Strongbridge Shares, which represents approximately 17% of the existing issued share capital of Strongbridge as at May 21, 2021 (being the last practicable date prior to the release of this announcement).

The foregoing description of the terms of the Transaction Agreement, the Conditions Appendix, the ERA and the Irrevocable Undertakings are only summaries, and do not purport to be complete, and are qualified in their entirety by the complete text of the Transaction Agreement, the Conditions Appendix, the ERA and the Irrevocable Undertakings, copies of which are filed as Exhibits 2.1, 2.2, 2.3, 10.1, 10.2 and 10.3 hereto and incorporated herein by reference. The documents attached hereto have been included to provide investors with information regarding their terms. The Transaction Agreement contains representations and warranties made by and to the parties thereto as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contract between the parties and may be subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to investors, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

In connection with the execution of the Transaction Agreement, Xeris and Oxford Finance LLC (“Oxford”) and Silicon Valley Bank (“SVB”, and together with Oxford, the “Lenders”) under that certain Amended and Restated Loan Security Agreement, dated as of September 10, 2019, by and between the Company and the Lenders (as amended, supplemented or otherwise modified from time to time, including by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of April 21, 2020, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated June 30, 2020, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated August 5, 2020, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated October 23, 2020, and that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated May 3, 2021, collectively, the “Amended and Restated Loan and Security Agreement”), have entered into a Consent Under Amended and Restated Loan and Security Agreement (the “Consent Agreement”). Pursuant to the Consent Agreement, the Lenders have provided their consent to Xeris entering into the Transaction Agreement and related documents and consummating the transactions contemplated thereby, which consent is subject to, and in accordance with, the terms and conditions set forth in the Consent Agreement, and in reliance upon the representations and warranties set forth in the Consent Agreement.

Xeris also agreed that immediately prior to the Acquisition, Xeris shall enter into an amendment to the Amended and Restated Loan and Security Agreement which reflects Section 5 of the Consent Agreement.

The foregoing description of the Consent Agreement is not complete and is qualified in its entirety by reference to the Consent Agreement, which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 24, 2021, Xeris entered into the Consent Agreement as described under Item 1.01 above. The description of the Consent Agreement set forth in Item 1.01 above is hereby incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

In connection with the Transactions, Xeris and Strongbridge issued the Rule 2.5 Announcement pursuant to Rule 2.5 of the Irish Takeover Rules on May 24, 2021. The full text of the Rule 2.5 Announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The foregoing description of the terms of the Rule 2.5 Announcement is only a summary, and does not purport to be complete, and is qualified in its entirety by the complete text of the Rule 2.5 Announcement, a copy of which is attached hereto as Exhibit 99.1 hereto and incorporated herein by reference.

On May 24, 2021, Xeris and Strongbridge issued a joint press release announcing entry into the Transaction Agreement.

Also on May 24, 2021, Xeris made available an investor presentation (“Investor Presentation”) regarding the transaction. Copies of the press release, Investor Presentation and transaction infographic are furnished as Exhibit 99.2, Exhibit 99.3 and 99.4 hereto, respectively, and are incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibits 99.1, 99.2, 99.3 and 99.4 incorporated herein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The Xeris directors and the Holdco directors accept responsibility for the information contained in this communication other than that relating to Strongbridge, the Strongbridge group, and the Strongbridge directors, and members of their immediate families, related trusts and persons connected with them, and for the statements made by Strongbridge in respect of Xeris and Holdco. To the best of the knowledge and belief of the Xeris directors and the Holdco directors (who, in each case, have taken all reasonable care to ensure such is the case), the information contained in this communication for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction, the merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The proposed transaction will be made solely by means of the Scheme Document (or, if applicable, the Takeover Offer Document), which will contain the full terms and conditions of the proposed transaction, including details of how Strongbridge shareholders may vote in respect of the proposed transaction.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Xeris, Holdco and Strongbridge will prepare and Holdco will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Strongbridge and Xeris and that also will constitute a prospectus with respect to the Holdco Shares to be issued pursuant to the proposed transaction. The joint proxy statement will also contain the Scheme Document and further information relating to the implementation of the proposed transaction, the full terms and conditions of the Scheme, notices of the Xeris shareholder meeting and the Strongbridge shareholder meetings and information on the Holdco shares. Xeris and Strongbridge may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the joint proxy statement or any other document which Xeris, Holdco or Strongbridge may file with the SEC.

The joint proxy statement, if and when filed, as well as Xeris’ and Strongbridge’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and, in the case of Xeris’ filings, at Xeris’ website at www.Xerispharma.com, and in the case of Strongbridge’s filings, at Strongbridge’s website at www.Strongbridgebio.com.

INVESTORS, XERIS SHAREHOLDERS AND STRONGBRIDGE SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND RELATED MATTERS.

Any vote in respect of the resolutions to be proposed at the Strongbridge shareholder meetings to approve the proposed transaction, the Scheme or related matters, or any decision in respect of, or other response to, the proposed transaction, should be made only on the basis of the information contained in the joint proxy statement (including the Scheme Document). Similarly, any decision in respect of the resolutions to be proposed at the Xeris shareholder meeting or any decision in respect of, or other response to, the proposed transaction, should be made only on the basis of the information contained in the joint proxy statement.

PARTICIPANTS IN THE SOLICITATION

Xeris, Holdco, Strongbridge and their respective directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from their respective shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of shareholders in connection with the proposed transaction, including a description of their direct or indirect interests in the proposed transaction, which may be different from those of Xeris shareholders or Strongbridge shareholders generally, by security holdings or otherwise, will be set forth in the joint proxy statement (which will contain the Scheme Document) and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. Information about Xeris’ directors and executive officers is contained in Xeris’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 9, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 29, 2021. Information regarding Strongbridge’s directors and executive officers is contained in Strongbridge’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 3, 2021, and its Proxy Statement on Schedule 14A, dated and filed with the SEC on April 14, 2021.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements with respect to a proposed transaction involving Xeris and Strongbridge and Xeris’, Strongbridge’s and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, including estimates, forecasts, targets and plans for Xeris and, following the acquisition, if completed, the combined group. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible acquisition will not be pursued, failure to obtain necessary shareholder or regulatory approvals or required financing or to satisfy any of the other conditions to the possible acquisition, the reaction of

Xeris’ and Strongbridge’s shareholders to the proposed transaction, adverse effects on the market price of Xeris shares of common stock or Strongbridge ordinary shares and on Xeris’ or Strongbridge’s operating results because of a failure to complete the possible acquisition, failure to realize the expected benefits of the possible acquisition, failure to promptly and effectively integrate Strongbridge’s businesses, negative effects relating to the announcement of the possible acquisition or any further announcements relating to the possible acquisition or the consummation of the possible acquisition on the market price of Xeris shares of common stock or Strongbridge ordinary shares, significant transaction costs and/or unknown or inestimable liabilities, the risk that any potential payment of proceeds pursuant to the CVR Agreement may not be distributed at all or result in any value to Strongbridge shareholders, potential litigation associated with the possible acquisition, general economic and business conditions that affect the combined companies following the consummation of the possible acquisition, the impact of the COVID-19 pandemic on Xeris’ or Strongbridge’s businesses or the combined businesses following the consummation of the transaction, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business acquisitions or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ or, as the case may be, Strongbridge’s experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this communication could cause Xeris’ plans with respect to Strongbridge, Strongbridge’s or Xeris’ actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this communication. Additional information about economic, competitive, governmental, technological and other factors that may affect Xeris is set forth in Item 1A, “Risk Factors,” in Xeris’ 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Additional information about economic, competitive, governmental, technological and other factors that may affect Strongbridge is set forth in Item 1A, “Risk Factors,” in Strongbridge’s 2020 Annual Report on Form 10-K, which has been filed with the SEC, the contents of which are not incorporated by reference into, nor do they form part of, this communication. Any forward-looking statements in this communication are based upon information available to Xeris, Strongbridge and/or their respective boards of directors, as the case may be, as of the date of this communication and, while believed to be true when made, may ultimately prove to be incorrect. Subject to any obligations under applicable law, none of Xeris, Strongbridge or any member of their respective boards of directors undertakes any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations. All subsequent written and oral forward-looking statements attributable to Xeris, Strongbridge or their respective boards of directors or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

NO PROFIT FORECAST / ASSET VALUATIONS

No statement in this communication is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Xeris or Strongbridge or Holdco as appropriate. No statement in this communication constitutes an asset valuation.

GENERAL

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions, including any restricted jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such restricted jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

2.1	Transaction Agreement, dated as of May 24, 2021, by and among Xeris Pharmaceuticals, Inc., Strongbridge Biopharma plc, Xeris Biopharma Holdings, Inc. and Wells MergerSub, Inc.

2.2	Appendix III to the Rule 2.5 Announcement (Conditions Appendix).

2.3	Expenses Reimbursement Agreement, dated as of May 24, 2021, by and between Xeris Pharmaceuticals, Inc. and Strongbridge Biopharma plc.

10.1	Form of Director and Officer Irrevocable Undertaking, dated May 24, 2021.

10.2	Form of Caxton Alternative Management L.P. Irrevocable Undertaking, dated May 24, 2021.

10.3	Form of HealthCap VI, L.P. Irrevocable Undertaking, dated May 24, 2021.

10.4	Consent Under Amended and Restated Loan and Security Agreement, dated as of May 24, 2021, by and among Xeris Pharmaceuticals, Inc., Oxford Finance LLC, and Silicon Valley Bank.

99.1	Rule 2.5 Announcement, dated as of May 24, 2021.

99.2	Joint Press Release issued by Xeris Pharmaceuticals, Inc. and Strongbridge Biopharma plc., dated May 24, 2021.

99.3	Investor Presentation dated May 24, 2021.

99.4	Transaction Infographic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021	Xeris Pharmaceuticals, Inc.

	By:	/s/ Barry M. Deutsch
	Name:	Barry M. Deutsch
	Title:	Chief Financial Officer